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                                                                    EXHIBIT 99.1

                                               Filed by Crescent Operating, Inc.
                               Pursuant to Rule 425 under Securities Act of 1933
                                        and deemed filed pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934
                                       Subject Company: Crescent Operating, Inc.
                                                   Commission File No. 000-22725
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CRESCENT OPERATING, INC.                    PRESS RELEASE
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   CRESCENT OPERATING, INC. ANNOUNCES SETTLEMENT AGREEMENT WITH CRESCENT REAL
                            ESTATE EQUITIES COMPANY

FORT WORTH, TEXAS, February 14, 2002 -- Crescent Operating, Inc. (OTCBB:
COPI.OB) ("Crescent Operating" or the "Company") announced that it has executed an agreement (the "Agreement") with Crescent Real Estate Equities Company (NYSE:CEI) ("CEI"), which provides, among other things, the basis for Crescent Operating to file a prepackaged bankruptcy plan that the Company believes will provide for a limited recovery to its stockholders. In summary, the Agreement provides the following:

     o CEI will assist and provide funding to Crescent Operating for the implementation of a prepackaged bankruptcy of Crescent Operating, which funding is expected to provide for the settlement or satisfaction of all of the Company's known creditors.

     o Crescent Operating will immediately transfer to CEI assets related to its hospitality business and will permit CEI to foreclose on the Company's equity interests in its residential land development and related entities. In connection with the transfer and foreclosure, CEI will cancel and extinguish indebtedness and lease obligations aggregating approximately $63.7 million.

     o The Agreement provides for the issuance of CEI common shares to Crescent Operating stockholders, following confirmation of Crescent Operating's bankruptcy plan. CEI has agreed to provide approximately $14.0 million to Crescent Operating in the form of cash and common shares of CEI to fund costs, claims and expenses relating to the bankruptcy and related transactions, and to provide for the distribution of CEI common shares to the Crescent Operating stockholders. As part of the bankruptcy, it is expected that the balance of the indebtedness and lease obligations of Crescent Operating to CEI will be canceled. The number of CEI common shares to be issued to the Company stockholders will be based upon the aggregate claims, costs and expenses incurred by CEI and

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          Crescent Operating in connection with the Company's bankruptcy and related transactions. The Company anticipates that the value of the CEI common shares issued (which is part of the $14.0 million consideration previously mentioned) will be approximately $5.0 to $8.0 million, or approximately $0.46 to $0.74 per share of Crescent Operating common stock. The final amount, which will not be determined until the confirmation of Crescent Operating's bankruptcy plan, could vary substantially from this estimate.

     o The Agreement calls for the proposed bankruptcy plan to be submitted to the Company's stockholders for approval. CEI will not be obligated to issue its shares to the Company's stockholders unless the holders of two-thirds of the shares that are voted at the meeting approve the bankruptcy plan. The Company is not required, however, to have stockholder approval to file for bankruptcy protection, and will do so whether or not approval is obtained. The Company believes that if it is required to file for bankruptcy protection without the prior stockholder approval of the bankruptcy plan, the stockholders will receive nothing in the bankruptcy, as the Company's debts far exceed its assets, and its creditors, including CEI, will not be paid in full.

     o Crescent Operating will further agree to sell its interest in the tenant of the AmeriCold temperature controlled logistics properties to a new entity that will be owned by the CEI shareholders. The proceeds of the sale are to be applied by the Company to the repayment of the Company's $15 million obligation to Bank of America.

         Prior to execution of the Settlement Agreement, all of the members of the board of directors other than Jeffrey L. Stevens resigned from the board of directors, and John Goff resigned as president and chief executive officer due to the conflict of interest between CEI and Crescent Operating. Jeffrey L. Stevens will assume that position through completion of the bankruptcy proceedings.

                              IMPORTANT INFORMATION

Crescent Operating filed a preliminary proxy statement with the Securities and Exchange Commission (the "Commission") on February 14, 2002 in connection with the proposals to be voted upon at a Special Meeting of Stockholders of Crescent Operating to be held as soon as practicable. In connection with the proposed transaction, CEI will file an exchange offer prospectus and a registration statement with the Commission. It is anticipated that the definitive joint proxy statement / prospectus will be mailed in April 2002 to each Crescent Operating stockholder of record on the record date, subject to clearance from the Commission. Crescent Operating and CEI and their respective officers and directors may be considered participants in the solicitation of proxies in favor of the proposal to be voted upon at the Special Meeting. Information regarding their positions and security holdings is available in the public filings of Crescent Operating and CEI, which are available at the Commission's web site at www.sec.gov. Stockholders of Crescent Operating may obtain additional information regarding the interests of the participants and additional information by reading the definitive joint proxy statement / prospectus when it becomes available.

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INVESTORS AND STOCKHOLDERS ARE URGED AND ADVISED TO READ THESE AND ALL RELATED
DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the exchange offer prospectus, the proxy statement and related documents from the Commission's web site at http://www.sec.gov. Free copies of these documents may also be obtained from CEI by directing a request to Crescent Real Estate Equities Company, Investor Relations, 777 Main Street, Suite 2100, Fort Worth, Texas 76102, (817) 321-1412 or from Crescent Operating by directing a request to Crescent Operating, Inc., Investor Relations, 777 Taylor Street, Suite 1050, Fort Worth, Texas 76102, (817) 339-2200.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by terms such as "believe," "expect" and "may."

Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those described in the forward-looking statements.

In addition to any forward-looking statements contained in this press release, the future operations of Crescent Operating and its subsidiaries may be adversely affected by one or more of the following factors:

     o the current inability of the Company to pay its ongoing and deferred rent obligations to CEI, the operating partnership of CEI, as they come due,

     o the high levels of debt that the Company maintains and the Company's current inability to generate revenue sufficient to meet debt service payments, other obligations and operating expenses,

     o the availability of the financing that likely will be necessary to maintain the Company's operations and investments,

     o the ability of CEI to foreclose on the Company's assets under the terms of its loans to the Company which would further reduce the Company's income and available cash,

     o the current and continuing underperformance or non-performance of the Company's existing business investments,

     o the Company's inability to reach an agreement with its creditors which may result in the Company losing control of its assets or operations or both either through foreclosure or bankruptcy,


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     o    any unfavorable resolution of issues that relate to the bankruptcy petition of Charter Behavioral Health Systems, LLC ("CBHS"), including, but not limited to, judgments against the Company in respect of lawsuits instituted in connection with the closure of certain CBHS facilities prior to CBHS's filing bankruptcy, and

     o the impact of changes in the industries in which the Company's businesses and investments operate (including equipment sales and leasing, hospitality, temperature controlled logistics and land development) and the economic, demographic and other competitive conditions affecting those industries, the Company's cash flows and the value of the Company's investments.

For a more complete discussion of these and other risk factors, please see the Company's SEC reports, including its proxy statement for the Annual Meeting, annual reports on Form 10-K, particularly for the year ended December 31, 2000, quarterly reports on Form 10-Q, particularly for the quarter ended September 30, 2001, and current reports on Form 8-K.

ABOUT THE COMPANY

Crescent Operating is a diversified management company which through various subsidiaries and affiliates, owns, leases or operates a portfolio of assets consisting primarily of three business-class hotels, five luxury resorts and spas, an interest in a temperature controlled logistics operating company, an interest in three residential developments, and an equipment sales and leasing business.

FOR MORE INFORMATION


Jeffrey L. Stevens, Chief Operating Officer, (817) 339-2210.